Exhibit 5.1

[Letterhead of Patton Boggs LLP]

May 9, 2012

Board of Directors

Washington Federal, Inc.

425 Pike Street

Seattle, Washington 98101

Re: Registration Statement on Form S-4

Dear Ladies and Gentlemen:

We have acted as special counsel to Washington Federal, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (“Securities Act”), of the registration statement on Form S-4 (the “Registration Statement”) relating to the issuance of shares of the Company’s common stock, $1.00 par value per share (the “Shares”), in connection with the proposed merger of South Valley Bancorp, Inc. (“South Valley”) with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated April 4, 2012 (the “Merger Agreement”), among the Company, South Valley and a stockholders’ representative.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Merger Agreement; (ii) the Registration Statement, and all exhibits thereto; (iii) the Restated Articles of Incorporation, as amended, of the Company, as presently in effect; (iv) the Bylaws of the Company, as presently in effect; (v) resolutions adopted by the Board of Directors of the Company relating to the authorization for the Registration Statement, the Merger Agreement, the issuance and sale of the Shares and other related matters; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the persons executing the documents we have examined have the legal capacity to execute such documents; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, the Merger Agreement and other records, documents, instruments and certificates we have reviewed; and (v) all Shares will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Merger Agreement and the Registration Statement and the related proxy statement/prospectus. We also have assumed that the execution and delivery by the Company of the Shares as provided in the Registration Statement and the Merger Agreement will not violate, conflict with or constitute a default under: (a) any agreement or instrument to which the Company or any of its subsidiaries is subject; (b) any law, rule or regulation to which the Company or any of its subsidiaries is subject; (c) any judicial or regulatory order or decree of any governmental authority; or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

May 9, 2012

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and assuming the Articles of Merger have been duly filed with the Secretary of State of the State of Washington, we are of the opinion that the Shares to be issued by the Company pursuant to the Merger Agreement, when issued and delivered in accordance with the terms of the Merger Agreement upon consummation of the Merger, will be duly authorized, validly issued, fully paid and nonassessable.

The opinion is limited in all respects to the laws of the State of Washington, and we express no opinion as to federal law, including the federal securities laws, state securities (or “blue sky” laws) or the laws of any other jurisdiction. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs above.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the references to us under the heading “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement and any amendments and supplements thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Patton Boggs LLP

PATTON BOGGS LLP